UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 12, 2024
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

San Dimas, California, December 18, 2024…. American States Water Company (NYSE:AWR) announced that on December 12, 2024, its regulated electric utility subsidiary, Bear Valley Electric Service, Inc. (“BVES”), received a proposed decision from the assigned administrative law judge at the California Public Utilities Commission (“CPUC”) in connection with the pending general rate case proceeding that will determine new electric rates for the years 2023 – 2026. The proposed decision is scheduled to be voted on by the CPUC on January 16, 2025. When a final decision is issued by the CPUC, the new rates will be effective and retroactive to January 1, 2023. As a result, the impact from retroactive rates for the full year of 2023 and from the second-year rate increases through the nine months ended September 30, 2024 are expected at this time to be reflected in the 2024 fourth quarter results. We are in the process of reviewing the proposed decision to finalize all of the impact that may be reported in our 2024 fourth quarter earnings release and included in the 2024 Form 10-K that will be filed with the Securities and Exchange Commission.

On November 1, 2024, BVES, the Public Advocates Office at the CPUC and the other intervenor in the proceeding filed a joint motion to adopt a settlement agreement between the parties resolving all issues in connection with the general rate case proceeding. The proposed decision approves and adopts the settlement agreement in its entirety. Among other things, the settlement agreement (i) adopts the revenue requirements for each of the four years 2023 through 2026, (ii) authorizes BVES to invest approximately $75.6 million in capital infrastructure over the four-year rate cycle, which includes $23.1 million of projects (plus an allowance for funds used during construction or AFUDC) to be filed for revenue recovery through advice letters when the projects are completed, (iii) adopts a 10.0% return on equity, a 5.51% cost of debt and a capital structure of 57% equity and 43% debt, and (iv) approves for recovery the requested capital expenditures and other incremental operating costs already incurred in connection with BVES’s wildfire mitigation plans that are currently not included in customer rates.

A copy of the company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Proposed Decision Adopting Settlement Agreement In Its Electric Utility General Rate Case

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
December 18, 2024	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer